UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2024

AA Mission Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42196	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, STE 300 #9732

The Woodlands, TX 77380

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 832-336-8887

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one warrant	AAM.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AAM	The New York Stock Exchange
Warrants, each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, exercisable 30 days after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation	AAM.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated August 8, 2024 (“Current Report”), on August 2, 2024, AA Mission Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 30,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”) with each whole warrant entitling the holder thereof to purchase one Ordinary Share at a price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000 (the “Public Proceeds”). The Company also granted the underwriters a 45-day option to purchase up to an additional 4,500,000 Units to cover over-allotments, if any. Simultaneously with the closing of the IPO, pursuant to the private placement unit purchase agreement, dated July 31, 2024, between the Company and AA Mission Acquisition Sponsor Holdco LLC, the Company completed the private sale of 759,000 units (the “Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Private Placement Unit generating gross proceeds to the Company of $7,590,000 (the “Private Proceeds” and together with the Public Proceeds, the “Offering Proceeds”). The Private Placement Units are identical to the Units sold in the IPO.

Subsequently, on September 4 2024, the underwriters fully exercised the over-allotment option (the “Over-Allotment”) and the closing of the issuance and sale of the additional Units occurred on September 5, 2024. The total aggregate issuance by the Company of 4,500,000 Units at a price of $10.00 per Unit resulted in total gross proceeds of $45,000,000. Simultaneously with the closing of the IPO, pursuant to the private placement unit purchase agreement, dated July 31, 2024, between the Company and AA Mission Acquisition Sponsor Holdco LLC, the Company completed the private sale of 90,000 Private Placement Units to the Sponsor at a purchase price of $10.00 per Private Placement Unit generating gross proceeds to the Company of $900,000

A total of $346,725,000 of the proceeds from the IPO and the sale of the Private Units (including the over-allotment of the Units and Private Units) were deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro-Forma Balance Sheet of AA Mission Acquisition Corp. dated September 5, 2024 (unaudited).
99.2	Press Release, dated September 5, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AA MISSION ACQUISITION CORP.

By:	/s/ Qing Sun
	Name:	Qing Sun
	Title:	Chief Executive Officer

Dated: September 11, 2024

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